Registration No. 333-______

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                      11-2844247
   (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                        Identification No.)

100 Sweeneydale Avenue, Bay Shore, New York                     11706
(Address of principal executive offices)                      (Zip Code)

              Stock Option Grants Issued By the Board of Directors
                            (Full title of the plan)

                           Michael O'Reilly, President
                       Windswept Environmental Group, Inc.
                             100 Sweeneydale Avenue
                            Bay Shore, New York 11706
                     (Name and address of agent for service)

                                 (516) 434-1300
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              Neil M. Kaufman, Esq.
                             Kaufman & Moomjian, LLC
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553
                                 (516) 222-5100
                               -----------------

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed           Proposed
                                              Amount to       maximum            maximum        Amount of
      Title of each  class of                     be       offering price       aggregate      registration
    securities to be registered               registered      per unit       offering price        fee

Common Stock, par value $.0001 per share      2,000,000        $.01            $   20,000                 6
(the "Common Stock"), subject to stock           26,221         .115                3,015                 1
options granted to employees and                285,000         .13                37,050                10
directors (2). . . . . . . . . . . . . . .      750,000        .1875              140,625                39
                                                200,000        .2031               40,620                11
                                              2,864,330         .22               630,153               176
                                                 50,000        .3125               15,625                 4
                                                850,000         .34               289,000                80
                                                171,407        .3438               58,930                16
                                                543,000         .375              203,625                57
                                                 10,000        .3906                3,906                 1
                                                 50,000         .40                20,000                 6

Total                                         7,799,958          --            $1,462,548              $407

(1) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which the options may be exercised.
(2) Pursuant to Rule 416, there are also being registered such indeterminable additional shares of Common Stock as may become issuable pursuant to
     stock  splits,   stock  dividends  or  similar transactions.

EXPLANATORY NOTE:

          In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration
Statement on Form S-8 for offers of Common Stock of Windswept Environmental Group, Inc. (the "Registrant").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 0-17072), are hereby incorporated into this Registration Statement on Form S-8 (this "Registration Statement") by reference thereto:

               (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1999; and
               (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock pursuant to the Options (the "Plan"), shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof as of the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

          The Registrant's Certificate of Incorporation, as amended to date, eliminates, in certain circumstances, the liability of directors of the Registrant for monetary damages for breach of their fiduciary duties as directors unless the breach involves: (i) a director's duty of loyalty to the Registrant or the Registrants' stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) liability for unlawful payments of dividends or unlawful stock purchases or redemptions by the Registrant or (iv) a transaction from which a director derived an improper personal benefit. Additionally, the Registrant's By-laws provide that any person who is made party to an action by reason of the fact that such person is or was a director, officer, advisor, employee or agent of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by Delaware law, which

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

indemnification  shall  not be deemed exclusive of any other rights to which any
indemnified  person   may  be  entitled  under  any By-Law,  agreement, vote  of stockholders or disinterested directors or otherwise.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          Set forth below are all exhibits to the Registration Statement:

Exhibit
Number    Description
4.1       Form of Option Certificates for employees.
4.2       Form of Option Certificates for officers and directors.
4.3 Option Certificate for options to purchase 2,000,000 shares of Common Stock granted to Michael O'Reilly.
4.4       Option Certificate for options granted to David R. Behanna.
5.1       Opinion of Kaufman & Moomjian, LLC. 23.1 Consent of BDO Seidman, LLP.
23.2 Consent of Kaufman & Moomjian, LLC. (Included in legal opinion filed as Exhibit 5.1.)
24        Powers   of   Attorney   (set  forth  on  the  Signature  Page  of the
          Registration Statement).


Item 9.   Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any of the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will governed by the final adjudication of such issue.

          The Registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
               (a) include any prospectus required by Section 10(a)(3) of the Securities Act;
               (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

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

               (c) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, the undertakings set forth in clauses (1)(a) and (1)(b) above shall not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

          The  Registrant  hereby  further  undertakes  that,  for  purposes  of determining liability under the Securities Act, each of the Registrant's annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, State of New York, on the 10th day of September 1999.

                                 WINDSWEPT ENVIRONMENTAL GROUP, INC.


                              By:            /s/ Michael O'Reilly
                                 -----------------------------------------------
                                               Michael O'Reilly
                                 Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on September 10, 1999 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Michael O'Reilly and Daniel G. Rosenberg, or either of them, with full power of substitution, his/her true and lawful attorneys-in-fact and agents to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which they or either of them may deem necessary or advisable to enable Windswept Environmental Group, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or said attorneys-in-fact's and agents' substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


                                 Chairman, President and Chief Executive Officer
    /s/ Michael O'Reilly         (Principal Executive Officer)
-------------------------------
      Michael O'Reilly


    /s/ Daniel G. Rosenberg      Chief Financial Officer (Principal Accounting
-------------------------------  Officer)
      Daniel G. Rosenberg


    /s/ Anthony Towell           Director
-------------------------------
      Anthony Towell


    /s/ Samuel Sadove            Director
-------------------------------
      Samuel Sadove


   /s/ Joann O'Reilly            Director
-------------------------------
      Joann O'Reilly


   /s/ Kevin Phillips            Director
-------------------------------
    Dr. Kevin Phillips

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


                       WINDSWEPT ENVIRONMENTAL GROUP, INC

                       REGISTRATION STATEMENT ON FORM S-8

                                  Exhibit Index


Exhibit
Number    Description
4.1       Form of Option Certificates for employees.
4.2       Form of Option Certificates for officers and directors.
4.3 Option Certificate for options to purchase 2,000,000 shares of Common Stock granted to Michael O'Reilly.
4.4       Option Certificate for options granted to David R. Behanna.
5.1       Opinion of Kaufman & Moomjian, LLC.
23.1      Consent of BDO Seidman, LLP.
23.2 Consent of Kaufman & Moomjian, LLC. (Included in legal opinion filed as Exhibit 5.1.)
24        Powers   of   Attorney  (set  forth  on  the  Signature  Page  of  the
          Registration Statement).




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